CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of the DGHM Investment Trust and to the use of our report dated May 25, 2007 on the statement of assets and liabilities of the DGHM All-Cap Value Fund as of May 24, 2007. Such statement of assets and liabilities appears in the Trust's Statement of Additional Information.

                                      /s/ BRIGGS, BUNTING & DOUGHERTY, LLP
                                      _____________________________________
                                      BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
June 22, 2007